                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ----------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  ----------

      Date of Report (Date of earliest event reported): February 10, 2000

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
            (Exact name of registrant as specified in its charter)

         DELAWARE                       0-29092                 54-1708481
(State or Other Jurisdiction of       (Commission             (IRS Employer
       Incorporation                  File Number)          Identification No.)

          1700 OLD MEADOW ROAD, SUITE 300, MCLEAN, VIRGINIA      22102
               (Address of principal executive offices)        (Zip Code)

      Registrant's telephone number, including area code: (703) 902-2800

ITEMS 1-4.  NOT APPLICABLE.

ITEM 5.

     On February 10, 2000 Primus Telecommunications Group, Incorporated announced its financial results for the quarter ended December 31, 1999.

     Our net revenue in the fourth quarter of 1999 increased to $266 million compared with $126 million for the fourth quarter of 1998, an increase of 111%. On a year-over-year basis, net revenue in Europe increased 226% to $70 million; in North America net revenue increased 108% to $127 million; and in the Asia-Pacific region net revenue increased 58% to $69 million. Data and Internet revenue totaled $12 million in the fourth quarter of 1999, which represented an increase of 306% year-over-year and 38% sequentially from the third quarter. The geographic mix of the revenue base in the fourth quarter was 48% from North America, 26% from Europe an 26% from Asia-Pacific. The mix of retail revenue for the fourth quarter of 1999 was 72.1% from business and residential customers (28.2% business and 43.9% residential), and 27.9% from other carriers.

     Gross margin for the fourth quarter of 1999 increased 226% to $73 million, compared with $22 million for the fourth quarter of 1998. As a percentage of net revenue, gross margin (which is computed after accounting for bad debt) for the fourth quarter of 1999 was 27.6%, up from 17.8% for the fourth quarter of 1998 and up sequentially from 26.2% for the third quarter of 1999.

     Selling, general and administrative expenses for the fourth quarter of 1999 were $67 million, or 25% of net revenue, compared with $22 million, or 18% of net revenue, for the fourth quarter of 1998. The selling, general and administrative increase reflected the impact of additional spending to grow the data and Internet business as well as the impact of our recent retail and Internet acquisitions.

     EBITDA for the fourth quarter of 1999 was $6.0 million, as compared to $302,000 in the fourth quarter of 1998. Our operating loss for the fourth quarter of 1999 was $(12.9) million, compared with $(8.6) million for the fourth quarter of 1998. The net loss for the fourth quarter of 1999 was $(33.2) million, compared with a net loss of $(17.5) million for the fourth quarter of 1998. The increase in net loss was due to higher selling, general and administrative spending, depreciation and amortization expense for our expanding network and interest expense.

     Net revenue for the year ended December 31, 1999 was $833 million, compared with $422 million for the year ended December 31, 1998, or an increase of nearly 100%. Gross margin was $208 million for the year ended December 31, 1999, compared with $69 million for the year ended December 31, 1998, an increase of over 200%. As a percentage of net revenue, gross margin for 1999 was 25.0% up from 16.3% for 1998. 1999 marked the first full year of positive EBITDA at $8.6 million, compared with negative EBITDA of $(10.9) million in 1998.

     As of December 31, 1999, we held cash and investments of $497 million which included the proceeds from our equity offering of 8,000,000 shares of common stock and private placement of $250 million principal amount of senior notes, each completed during the fourth quarter.

     Capital expenditures during the fourth quarter of 1999 were approximately $49 million for continued network expansion including fiber optic cable capacity, data and voice switches and equipment, and back office support systems and software. Our total investment in gross property, plant and equipment was $335 million as of the end of December 1999.

     The following table sets forth certain consolidated statement of operations and other information for the fourth quarters and the years ended December 31, 1999 and December 31, 1998.

                                              Three Months
                                                 Ended               Year Ended
                                              December 31,           December 31,
                                           -------------------   --------------------
                                             1999       1998        1999       1998
                                           --------   --------   ---------   --------
                                                      (Dollars in thousands)
                                                            (unaudited)
Net revenue(1)..........................   $265,565   $126,055   $ 832,739   $421,628
Cost of revenue.........................    192,381    103,610     624,599    353,016
                                           --------   --------   ---------   --------
Gross margin............................     73,184     22,445     208,140     68,612
                                           --------   --------   ---------   --------
Operating expenses:
  Selling, general and administrative...     67,179     22,143     199,581     79,532
  Depreciation and amortization.........     18,933      8,863      54,957     24,185
                                           --------   --------   ---------   --------
    Total operating expenses............     86,112     31,006     254,538    103,717
                                           --------   --------   ---------   --------
Loss from operations....................    (12,928)    (8,561)    (46,398)   (35,105)
Interest expense........................    (25,913)   (11,812)    (79,629)   (40,047)
Interest and other income...............      5,602      2,870      13,291     11,504
                                           --------   --------   ---------   --------
Loss before income taxes................    (33,239)   (17,503)   (112,736)   (63,648)
Income taxes............................         --         --          --         --
                                           --------   --------   ---------   --------
Net loss................................   $(33,239)  $(17,503)  $(112,736)  $(63,648)
                                           ========   ========   =========   ========
Other Data:
EBITDA(2)...............................   $  6,005   $    302   $   8,559   $(10,920)
                                           ========   ========   =========   ========

-----------------
(1) Net revenue is after provision for bad debt.
(2) As used herein, "EBITDA" is defined as income (loss) from operations plus depreciation and amortization expense. While EBITDA should not be construed as a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included to provide additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements. EBITDA is not necessarily a measure of our ability to fund our cash needs and is not necessarily comparable to similarly titled measures of other companies.

     The following table sets forth certain balance sheet information for the years ended December 31, 1999 and December 31, 1998.


                                                                                              December 31,   December 31,
                                                                                                  1999           1998
                                                                                              ------------   ------------
                                                                                                 (Dollars in thousands)
                                                                                                      (unaudited)
Assets:
Current assets:
   Cash and cash equivalents...............................................................   $    471,542   $    136,196
   Restricted investments..................................................................         25,932         25,729
   Accounts receivable (net of allowance for doubtful accounts of $36,453 and $14,976).....        165,384         92,531
   Prepaid expenses and other current assets...............................................         56,994         13,505
                                                                                              ------------   ------------
      Total current assets                                                                         719,852        267,961
Restricted investments.....................................................................             --         24,894
Property and equipment--net................................................................        285,390        158,873
Intangibles--net...........................................................................        402,030        205,039
Other assets...............................................................................         44,101         17,196
                                                                                              ------------   ------------
      Total assets.........................................................................   $  1,451,373   $    673,963
                                                                                              ============   ============
Liabilities and stockholders' equity:
Current liabilities:
   Accounts payable........................................................................   $    169,527   $     82,520
   Accrued expenses and other current liabilities..........................................        123,453         42,958
   Accrued interest........................................................................         32,420         12,867
   Current portion of long-term obligations................................................         16,438         22,423
                                                                                              ------------   ------------
      Total current liabilities............................................................        341,838        160,768
Long term obligations......................................................................        913,506        397,751
Other liabilities..........................................................................          4,543            527
                                                                                              ------------   ------------
      Total liabilities....................................................................      1,259,887        559,046
                                                                                              ------------   ------------
Stockholders' equity:
      Preferred stock $.01 par value-- authorized 2,455,000 shares; none issued and
         outstanding.......................................................................             --             --
      Common stock, $.01 par value--authorized 80,000,000 shares; issued and outstanding
         37,101,464 and 28,059,063 shares..................................................            371            281
   Additional paid-in capital..............................................................        417,060        234,549
   Accumulated deficit.....................................................................       (224,389)      (111,653)
   Accumulated other comprehensive loss....................................................         (1,556)        (8,260)
                                                                                              ------------   ------------
      Total stockholders' equity...........................................................        191,486        114,917
                                                                                              ------------   ------------
      Total liabilities and stockholders' equity...........................................   $  1,451,373   $    673,963
                                                                                              ============   ============

ITEMS 6.  NOT APPLICABLE.

ITEMS 7.  c) Exhibits

          NOT APPLICABLE.

ITEMS 8.  NOT APPLICABLE.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           PRIMUS TELECOMMUNICATIONS
                              GROUP, INCORPORATED

                           By: /s/ David P. Slotkin
                               ---------------------
                               Deputy General Counsel
                               and Secretary

Date: February 16, 2000